SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 4, 2009

BUFFETS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-116897 (Commission File Number)	22-3754018 (IRS Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA (Address of principal executive offices)	55121 (Zip Code)

Registrant’s telephone number, including area code:  (651) 994-8608

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 4, 2009, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) approved the Engagement Letter (the “Engagement Letter”), dated February 6, 2009, among Buffets Holdings, Inc., Buffets, Inc. (the “Borrower”), and certain of its subsidiaries and Credit Suisse Securities (USA) LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) to raise funds on a best efforts basis for a $120.0 million Funded Senior Secured Exit Credit Facility.

In connection with the Borrower’s Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code (the “Amended Plan”), the Engagement Letter contemplates that the Amended Plan will provide for (a) the Borrower to obtain a senior secured exit credit facility that would provide gross cash proceeds of at least $120.0 million (the “Facility”), (b) up to $200.0 million in aggregate principal amount of the Borrower’s existing debtor-in-possession credit facility (the “Rollover DIP Facility”) to be converted into a second lien senior secured term loan facility (the “Second Lien Term Facility”) provided the lenders under the Rollover DIP Facility participate in the Exit Facility at required levels and, if not, for all or a portion of the Rollover DIP Facility to be converted into equity interests in Buffets Restaurants Holdings, Inc., (c) up to $47.0 million in aggregate principal amount of the Borrower’s existing synthetic letter of credit facility to be converted into a modified or new second lien senior secured synthetic letter of credit facility (the “Synthetic L/C Facility”) and (d) up to $25.0 million in aggregate principal amount of the Borrower’s existing cash collateralized letter of credit facility to be converted into a modified or new $30.0 million cash collateralized letter of credit facility (the “Cash Collateralized L/C Facility”).  The consummation of the Plan, including the entering into and funding of the Facility and all related transactions contemplated by the Plan and the Engagement Letter, are hereinafter collectively referred to as the “Transactions.”

The proceeds of the proposed Facility will be used by the Borrower, on the closing date of the borrowing under the Facility (the “Closing Date”), together with cash on hand (a) to refinance the Borrower’s existing “new money” debtor-in-possession credit facility, (b) pay fees and expenses associated with the Transactions, (c) pay administrative and other related priority claims arising in connection with the Borrower’s bankruptcy proceeding and (d) provide for working capital and other general purposes of the Borrower and subsidiaries.

As consideration for structuring the Facility, the Borrower has paid to the Administrative Agent, a non-refundable fee (the “Structuring Fee”) of $1.0 million.  In addition, upon funding of the Facility, the Borrower will pay the Administrative Agent an arrangement fee (the “Arrangement Fee”) of an aggregate amount not to exceed 3.0% of the gross cash proceeds of the Facility and the aggregate amount of the Structuring Fee paid to the Administrative Agent shall be credited against the Arrangement Fee.  The Engagement Letter also provides that the Borrower will pay the Administrative Agent an annual administrative fee under the Facility in the amount of $250,000 (“the Administrative Fee”), with the first payment due on the Closing Date.

The foregoing description of the Engagement Letter is not complete and is qualified in its entirety by reference to the full text of the Engagement Letter attached as Exhibit 10.1 hereto.

Item 9.01.                                FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No	Description

10.1	Buffets, Inc. $120.0 million Funded Senior Secured Exit Credit Facility Engagement Letter, dated February 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 9, 2009

BUFFETS HOLDINGS, INC.

By:	/s/ A. Keith Wall
Name: A. Keith Wall
Title: Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No	Description

10.1	Buffets, Inc. $120.0 million Funded Senior Secured Exit Credit Facility Engagement Letter, dated February 6, 2009.